Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of this Schedule 13G/A (including amendments thereto) with respect to the Common Stock, par value $0.01 per share, of First Financial Northwest, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing.  In evidence thereof, the undersigned, hereby execute this Agreement this 18th day of November, 2011.

SC FUNDAMENTAL VALUE FUND, L.P.

By:	SC Fundamental LLC, as General Partner

By:	/s/ Neil H. Koffler
Neil H. Koffler, Member

SC FUNDAMENTAL LLC

By:	/s/ Neil H. Koffler
Neil H. Koffler, Member

SC FUNDAMENTAL VALUE BVI, LTD.

By:	SC Fundamental BVI, Inc., as managing general partner of investment manager

By:	/s/ Neil H. Koffler
Neil H. Koffler, Vice President

SC-BVI PARTNERS

By:	SC Fundamental BVI, Inc., as managing general partner

By:	/s/ Neil H. Koffler
Neil H. Koffler, Vice President

PMC-BVI, INC.

By:	/s/ Neil H. Koffler
Neil H. Koffler, Secretary

SC FUNDAMENTAL BVI, INC.

By:	/s/ Neil H. Koffler
Neil H. Koffler, Vice President

/s/ Neil H. Koffler
Neil H. Koffler as Attorney-in-Fact for
Peter M. Collery (1)

/s/ Neil H. Koffler
Neil H. Koffler

/s/ Neil H. Koffler
Neil H. Koffler as Attorney-in-Fact for John T. Bird (2)

/s/ Neil H. Koffler
Neil H. Koffler as Attorney-in-Fact for David A. Hurwitz (3)

SC FUNDAMENTAL LLC EMPLOYEE SAVINGS AND PROFIT SHARING PLAN

By:	/s/ Peter M. Collery
Peter M. Collery, Trustee

(1)
Executed by Neil H. Koffler as Attorney-in-Fact for Peter M. Collery.  The Power of Attorney for Mr. Collery is attached as Exhibit 3 to the Amendment No. 3 to the Statement on Schedule 13G with respect to the Common Stock of BFC Financial Corporation, filed on February 4, 2010, and is incorporated herein by reference.

(2)
Executed by Neil H. Koffler as Attorney-in-Fact for John T. Bird.  The Power of Attorney for Mr. Bird is attached hereto as Exhibit 3 to the Statement on Schedule 13G with respect to the Common Stock of First Financial Northwest Inc., filed on September 17, 2011.

(3)
Executed by Neil H. Koffler as Attorney-in-Fact for David A. Hurwitz. The Power of Attorney for Mr. Hurwitz is attached hereto as Exhibit 4 to the Statement on Schedule 13G with respect to the Common Stock of First Financial Northwest Inc., filed on September 17, 2011.